UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2006

WAKO LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Howard Avenue
Suite 232
Des Plaines, Illinois 60018
(Address of Principal Executive Offices/Zip Code)

(847) 294-1600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐  Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 15, 2006, Wako Logistics Group, Inc.’s (“WLG”) wholly owned second tier UK subsidiary, WLG (UK) Limited, (“WLG UK”) entered into a Purchase Agreement (“Agreement”) with the Administrators acting for Kay Logistics Limited, (“KL”) pursuant to which WLG UK acquired in an all cash transaction (the “Transaction”) certain of the assets of KL’s business located in Manchester, United Kingdom, (“KL Manchester”).

Prior to being in placed in administration under United Kingdom (“UK”) law (similar to a bankruptcy filing in the United States), KL conducted a freight forwarding and logistics business headquartered in London, UK and through a branch in Manchester, UK. KL began business in February 2006, and is the successor to Kay O’Neill, a UK company that ceased business in February 2006.

WLG UK paid GBP 80,000 (approximately US$150,000, the “Purchase Price”) for the acquisition of certain tangible assets, work-in-progress (“WIP”), KL Manchester’s customer list and goodwill. Except for certain liabilities related to Manchester’s WIP (which are not material in amount), WLG UK did not assume any liabilities of KL Manchester. As part of the Agreement, WLG UK is to be paid a fee to collect the outstanding receivables of KL, all of which were retained by the Administrators for the benefit of the creditors of KL.

WLG UK acquired certain of the assets of KL Manchester on an “as is” and “where is” basis and received no warranties or other representations customarily provided in normal purchase transactions. KL had been placed in administration on September 11, 2006, and at the time of the Transaction was under the legal control of the Administrators, who were acting for KL. As such, the Administrators made no representations nor provided any warranties of substance to WLG UK.

All of KL Manchester’s management and key employees will join WLG UK, including certain employees that worked in KL’s London headquarters. At the time of the Transaction, WLG made an oral commitment to provide a profit sharing arrangement to certain of KL Manchester’s key employees. As contemplated, the profit-sharing arrangement will run for three years and will give these key employees the right to receive WLG shares based on the profitability of KL Manchester.

The foregoing description of the Transaction is qualified in its entirety by the full text of the Purchase Agreement attached as Exhibit 99.1 to this Current Report on Form 8-K.

Manchester as a division of KL, privately-held and headquartered in London, UK, provides a full range of cargo management and logistics services to its customers, including freight-forwarding, customs clearances and warehouse facilities, with a large concentration of its business in the trade lanes that run to the UK from Asia and the Indian subcontinent. WLG and KL Manchester had worked together prior to the Transaction serving a wide range of mutual customers, providing freight forwarding and logistics services to the customers of each.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAKO LOGISTICS GROUP, INC.

Date: September 20, 2006	By:	/s/ Christopher Wood
Christopher Wood
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

Exhibit Number	Description

99.1
AGREEMENT by deed for the sale and purchase of the business of Kay Logistics Limited (in administration) and of associated rights and certain other assets (the schedules have been omitted and WLG agrees to furnish a copy of the schedules to the Securities and Exchange Commission upon request)